Exhibit 99.1

DIRTT Announces Board and Leadership Updates

CALGARY, Alberta, November 26, 2025 – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, today announced two strategic short-term appointments to accelerate the Company’s transformation strategy. Scott Robinson has been appointed Executive Chairman of the Board and Adrian Zarate has been appointed Chief Transformation Officer, each effective November 26, 2025.

Mr. Robinson has served on the Board of Directors since April 2022 and was appointed as Chairman of the Board in June 2024. In his new role as Executive Chairman, Mr. Robinson will coordinate the execution of the strategic plan established by the Board and executive team, execute on business and operational transformation initiatives and oversee the work of the newly appointed Chief Transformation Officer. In connection with this appointment, the Board has appointed Holly Hess Groos as Lead Independent Director.

Mr. Zarate, who has served on DIRTT’s Board of Directors since July 2025 as the director nominee of 22NW Fund, LP (“22NW”), will remain on the Board and will step down from the Corporate Governance and Compensation Committee. He will also resign from his employment at 22NW effective immediately. Shally Pannikode, an independent member of the Board, will be appointed to the Corporate Governance and Compensation Committee. As Chief Transformation Officer, Mr. Zarate will collaborate with Mr. Robinson and the Company's executive team to implement financial aspects of the Company’s transformation plan. In connection with his appointment as Chief Transformation Officer, Mr. Zarate entered into an employment agreement with the Company for an initial term ending on June 30, 2026.

“Over the past year, our transformation process has successfully supported an expanded revenue strategy and established a strong foundation for growth,” said Benjamin Urban, Chief Executive Officer. “This next phase will focus on business process optimizations that we believe will set us up for long-term success.”

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT” and on the OTCQX under the symbol "DRTTF".

Exhibit 99.1

Certain statements contained in this release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “can,” "plan," the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequently filed Quarterly Reports on Form 10-Q and also in the Company’s other continuous disclosure filings available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com